                                                                  EXHIBIT 10.18

                                                          LOAN NO. 050-10756-001

                                 PROMISSORY NOTE

$36,000,000.00                                                 DECEMBER 20, 2002

         FOR VALUE RECEIVED, ADMINISTAFF SERVICES, L.P., a Delaware limited partnership ("BORROWER"), promises to pay to the order of GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION ("GE CAPITAL") at GE CAPITAL's office at 10900 NE 4th Street, Suite 500, Bellevue, Washington 98004, Attention: Middle Market Risk/Operations, or at such other address as the holder hereof may from time to time designate in writing, the principal sum of THIRTY-SIX MILLION AND NO/100 DOLLARS ($36,000,000.00) together with interest from the date the proceeds of the loan (the "Loan") evidenced by this Promissory Note (this "Note") are initially disbursed until maturity on the principal balance from time to time remaining unpaid hereon at a variable rate equal to the sum of (a) the LIBOR Rate (as hereinafter defined) plus (b) two hundred ninety basis points (2.90%) per annum (such sum being called the "Variable Interest Rate"). The Variable Interest Rate shall be adjusted monthly. The "LIBOR Rate" shall be the thirty (30)-day LIBOR rate (as published on Telerate Page 3750 as of 11:00 a.m., London time) in effect two (2) Business Days (as hereinafter defined) prior to the first day of the applicable month. The term "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Seattle, Washington are authorized or required by law to close. Notwithstanding anything contained herein to the contrary, in no event shall the Variable Interest Rate at any time be less than four and one-half percent (4.50%) per annum.

         This Note shall be payable in installments as follows: (a) interest only in advance at the rate of $4,500.00 per day shall be due and payable on the date the proceeds of the Loan are initially disbursed to or for the benefit of BORROWER (including, without limitation, disbursement into an escrow for the benefit of BORROWER) for the period beginning on the date of such disbursement and ending on December 31, 2002; (b) fifty-nine (59) installments of principal and interest in the amounts described below shall be due and payable commencing on February 1,2003, and continuing on the first day of each and every succeeding month thereafter until and including December 1, 2007, and on January 1,2008 (the "Maturity Date"), all then unpaid principal and accrued interest hereon shall be due and payable. The monthly installments of principal and interest payable hereunder from and after February 1, 2003 shall be an amount equal to the sum of (i) all accrued interest payable on the outstanding balance of this Note through the final day of the immediately preceding month computed at the Variable Interest Rate, plus (ii) principal in the respective amounts set forth in the column styled "Amount of Payment" on Exhibit A attached hereto and incorporated herein by this reference.

         If any payment shall not be paid when due and shall remain unpaid for ten (10) days, BORROWER shall pay an additional charge equal to five percent (5.00%) of the delinquent payment or the highest additional charge permitted by law, whichever is less.

         Upon not less than fifteen (15) days' advance written notice to GE CAPITAL, and upon payment of the Prepayment Premium, if any, BORROWER shall have the right to prepay all, but not less than all, of the outstanding balance of this Note. The "Prepayment Premium" shall be determined by multiplying the "Base Premium Factor" by the principal balance to be prepaid. The Base Premium Factor shall be the amount shown on the following chart which is applicable to the month in which prepayment occurs:

Number of
  Months                                               Base
Remaining                    (Years)              Premium Factor
---------
 60 - 49                       (5)                      .05

 48 - 37                       (4)                      .04

 36 - 25                       (3)                      .03

 24 - 13                       (2)                      .01

 12 - 1                        (1)                      .00

         If GE CAPITAL at any time accelerates this Note after the occurrence of an Event of Default (defined below), then BORROWER shall be obligated to pay the Prepayment Premium in accordance with the foregoing schedule. The Prepayment Premium shall not be payable with respect to condemnation awards or insurance proceeds from fire or other casualty which GE CAPITAL applies to prepayment, nor with respect to BORROWER's prepayment of the Note in full during the last twelve
(12) months of the term of this Note. BORROWER expressly acknowledges that the Prepayment Premium is not a penalty but is intended solely to compensate GE CAPITAL for the loss of its bargain and the reimbursement of internal expenses and administrative fees and expenses incurred by GE CAPITAL.

         The Loan is secured, in part, by a certain Commercial Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing (the "Deed of Trust") covering the real property and other assets (the "Property") described therein, and by certain other documents executed and delivered in connection herewith (the Deed of Trust and such other documents are collectively called the "Loan Documents").

         Each of the following shall constitute an Event of Default ("Event of Default") hereunder and under the Deed of Trust:

                  a. Failure of BORROWER to make any payment of principal, interest, or any Prepayment Premium due under this Note when due, and such failure shall continue for a period of ten (10) days after written notice is given to BORROWER by GE CAPITAL specifying such failure (provided that no notice shall be given of any failure by BORROWER to pay all amounts which become due hereunder on the Maturity Date); or

                  b. The occurrence of an "Event of Default" as defined in the Deed of Trust.

         Upon the occurrence of any Event of Default, unless and until such Event of Default is cured to the satisfaction of GE CAPITAL, GE CAPITAL shall have the option to declare the entire amount of principal and interest due under this Note immediately due and payable without notice or demand, and GE CAPITAL may exercise any of its rights under this Note, under the Deed of Trust and under the Loan Documents. If the entire unpaid principal balance of this Note is not paid on the Maturity Date, whether the Maturity Date occurs by acceleration as described in the immediately preceding sentence or otherwise, and after the occurrence of an Event of Default (unless and until such Event of Default is cured to the satisfaction of GE CAPITAL), the outstanding principal balance of this Note shall thereafter bear interest at the rate of five percent (5.00%) per annum above the prime interest rate in effect from time to time as published by the Wall Street Journal (or any successor thereto designated by GE CAPITAL in its sole discretion), or fifteen percent (15.00%) per annum, whichever is higher, provided that such interest rate shall not exceed the maximum interest rate permitted by law.

         All payments of the principal and interest on this Note shall be made in coin or currency of the United States of America which at the time shall be the legal tender for the payment of public and private debts.

         If this Note is placed in the hands of an attorney for collection, BORROWER agrees to pay reasonable attorneys' fees and costs incurred by GE CAPITAL in connection therewith, and in the event suit or action is instituted to enforce or interpret this Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, reasonable attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

         This Note shall be governed and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed therein (excluding choice-of-law principles). BORROWER hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Texas in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

         This Note is given in a commercial transaction for business purposes.

         This Note may be declared due prior to its expressed maturity date, all in the events, on the terms, and in the manner provided for in the Deed of Trust.

         BORROWER and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, and further waive diligence in collecting this Note or in enforcing any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that GE CAPITAL shall not be required to first institute suit or exhaust its remedies hereon against

BORROWER or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by GE CAPITAL with any person now or hereafter liable for the payment of this Note, even if BORROWER is not a party to such agreement.

         BORROWER authorizes GE CAPITAL or its agent to insert in the blank spaces in this Note, if any, the appropriate interest rate and the payment amounts as of the date of the initial advance under this Note.

         All agreements between BORROWER and GE CAPITAL, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Maturity Date of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to GE CAPITAL exceed the maximum amount permissible under the applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to GE CAPITAL in excess of the maximum amount permissible under applicable law, the interest payable to GE CAPITAL shall be reduced to the maximum amount permissible under applicable law; and if from any circumstance GE CAPITAL shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount permissible under applicable law, an amount equal to the excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to BORROWER. All interest paid or agreed to be paid to GE CAPITAL shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest accruing under this Note for such full period shall not exceed the maximum amount permissible under applicable law. GE CAPITAL expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law. For the purpose of determining the highest lawful rate per annum permitted by the applicable laws of the State of Texas, the "weekly ceiling" from time to time in effect as defined in Tex. Fin. Code Section 303.009(f)(1999), as amended, shall be the ceiling applicable to this transaction; however, if permitted by law, GE CAPITAL may implement any ceiling under that law used to compute the rate of interest hereunder by notice to BORROWER as provided in such article. Notwithstanding the foregoing sentence, if the Depository Institutions and Deregulation and Monetary Control Act of 1980, 12 U.S.C. Sections 1235f-7 and 1735f-7a, as amended, permits a higher maximum rate than the Texas Finance Code, such higher maximum rate shall apply to this Note. In determining the highest lawful rate, all fees and other charges contracted for, charged or received by GE CAPITAL in connection with the Loan which are either deemed interest by applicable law or required by applicable law to be deducted from the principal balance of this Note to determine the rate of interest hereon shall be taken into account. This paragraph shall control all agreements between BORROWER and GE CAPITAL.

                            [SIGNATURE PAGE FOLLOWS]

                  IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS NOTE SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS NOTE MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS NOTE ONLY BY ANOTHER WRITTEN AGREEMENT.

                                    BORROWER:

                                    ADMINISTAFF SERVICES, LP.,
                                    a Delaware limited partnership

                                    By: Administaff of Texas, Inc.,
                                        a Delaware corporation,
                                        its General Partner

                                        By:    /s/ Richard G. Rawson
                                               -------------------------------
                                        Print: Richard G.Rawson
                                        Its:   Executive Vice President,
                                               Administration, Chief Financial
                                               Officer and Treasurer

                                   EXHIBIT "A"

                               PRINCIPAL PAYMENTS

Payment Dates                                 Amount of Payment
-------------                                 -----------------
Feb. 1, 2003 through Jan. 1,2004                 $93,333.04

Feb. 1, 2004 through Jan. 1,2005                 $94,521.02

Feb. 1, 2005 through Jan. 1,2006                 $95,582.15

Feb. 1, 2006 through Jan. 1,2007                 $96,505.24

Feb. 1, 2007 through Dec. 1, 2007                $97,279.11

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